UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 28, 2015

Rex Energy Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33610	20-8814402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

366 Walker Drive

State College, Pennsylvania 16801

(Address of Principal Executive Office and Zip Code)

(814) 278-7267

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c), (e)

Thomas Rajan

On January 28, 2015, Rex Energy Corporation (“Rex Energy”) announced the appointment of Thomas Rajan as Chief Financial Officer of Rex Energy and its wholly owned subsidiary, Rex Energy Operating Corp. (together with Rex Energy, the “Company”), effective as of February 1, 2015.

Mr. Rajan, 50, brings almost 30 years of business and finance experience to his role at Rex Energy, with 20 years in oil and gas finance, credit, and capital markets roles. He has a deep background in financing and capital raising transactions, strategic planning, and mergers and acquisitions. Most recently, Mr. Rajan has been serving as the managing partner of High View Energy LLC (a Fort Worth, TX-based private company focused on domestic exploration and production), a role he has held since July 2012. Prior to that, he served as a Managing Director of KeyBanc Capital Markets in Dallas, where he spent eight years in investment and corporate banking roles, ultimately leading the Oil & Gas Investment Banking and Corporate Banking practices. While at KeyBanc, Mr. Rajan was instrumental in assisting Rex Energy through the company’s IPO and subsequent equity raising transactions, and he has advised Rex’s management on a number of strategic acquisition and divestiture projects since 2006. Prior to his time at KeyBanc, Mr. Rajan spent several years in corporate finance roles with Comerica Bank, Cross Timbers Oil Company and JP Morgan Chase.

Mr. Rajan has a Bachelor of Science degree in Electrical Engineering and a Masters in Business Administration in Finance and International Business, both from Texas Tech University.

In connection with his employment, the Compensation Committee of the Board of Directors (the “Committee”) approved an annual base salary of $360,000, an annual target incentive bonus of 85% of base salary, and an annual long term incentive opportunity for 2015 of 85% of base salary.

In addition, effective February 1, 2015, the Committee approved onboarding grants to Mr. Rajan of (i) shares of restricted common stock of Rex Energy, subject to time only vesting requirements (60,000 shares) and time and performance based vesting requirements (60,000 shares at target; 120,000 shares at exceeded case), as applicable, in accordance with Rex Energy’s 2015 LTIP Program as previously approved by the Committee; and (ii) a stock option award to purchase shares of common stock of Rex Energy (40,000 shares). The grant is subject to the terms and conditions of the applicable Restricted Stock Award Agreements and the Rex Energy Corporation Amended and Restated 2007 Long Term Incentive Plan.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of the Company dated January 28, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REX ENERGY CORPORATION

Date: January 28, 2015	By:	/s/ Jennifer L. McDonough
		Name:	Jennifer L. McDonough
		Title:	Sr. Vice President, General Counsel and Corporate Secretary